UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2017

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA	95051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (408) 553-2424

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Agilent Technologies, Inc. (the “Company”) was held on March 15, 2017 (the “Annual Meeting”).  A total of 277,199,900 shares of Common Stock, representing approximately 86% of the shares outstanding, were represented at the Annual Meeting.  The voting results for each item of business properly presented at the Annual Meeting, as certified by the Company’s independent inspector of elections, are set forth below:

Proposal No. 1

The election of three (3) directors for a term of three years.  The individuals listed below received the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote at the Annual Meeting, and were each elected to serve a three-year term.

Name	For	Against	Abstain	Broker Non-Vote
Heidi Kunz	240,972,152	7,164,194	143,866	28,919,688
Sue H. Rataj	245,700,787	2,412,397	167,028	28,919,688
George A. Scangos, PhD	233,941,266	14,175,686	163,260	28,919,688

Directors James G. Cullen, Paul N. Clark, Robert J. Herbold, Koh Boon Hwee, Michael R. McMullen, Daniel K. Podolsky, M.D. and Tadataka Yamada, M.D. continued in office following the Annual Meeting.

Proposal No. 2	The non-binding advisory vote to approve the compensation of the Company’s named executive officers was approved as set forth below.

For	Against	Abstain	Broker Non-Vote
238,850,507	6,608,796	2,820,909	28,919,688

Proposal No. 3	The results of the non-binding advisory vote on the frequency of the stockholder vote to approve the compensation of the Company’s named executive officers were as set forth below.

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Vote
225,074,594	723,425	22,226,566	255,627	28,919,688

Proposal No. 4

The proposal to ratify the Audit and Finance Committee’s appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the 2017 fiscal year, was approved as set forth below.

For	Against	Abstain	Broker Non-Vote (1)
274,160,212	2,670,060	369,628	0

(1)	Pursuant to the rules of the New York Stock Exchange, this proposal constituted a routine matter. Therefore, brokers were permitted to vote without receipt of instructions from beneficial owners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ P. Diana Chiu
	Name:	P. Diana Chiu
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: March 16, 2017